Exhibit (i)(2)

K&L Gatea LLP State Street Financial Center One Lincln Street Boston, MA 02111-2950 t 617.261.3100 www.klgates.com

January 26, 2018

VIA EDGAR

Division of Investment Management
Securities and Exchange Commission
100 F Street, NE
Washington, DC 20549

RE:	Post-Effective Amendment No. 30 to Registration Statement on Form N-1A for IVA Fiduciary Trust (File Nos. 333-151800 and 811-22211)

Ladies and Gentlemen:

We hereby consent to the reference to our firm as counsel in Post-Effective Amendment No. 30 to the Registration Statement on Form N-1A of IVA Fiduciary Trust (File No. 333-151800) and to the incorporation by reference of our opinion dated December 20, 2010 as applicable to Post-Effective Amendment No. 30.

Very truly yours,

/s/ K&L Gates LLP

K&L Gates LLP